EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sirona Dental Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-157576, 333-142798, 333-140555, 333-106237, 333-83488 and 333-46825) on Form S-8 and No. 333-153092 and 333-172730 on Form S-3 of Sirona Dental Systems, Inc. of our reports dated November 16, 2012, with respect to the consolidated balance sheets of Sirona Dental Systems, Inc. and subsidiaries as of September 30, 2012 and 2011, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2012, and the effectiveness of internal control over financial reporting as of September 30, 2012, which reports appear in the annual report on Form 10-K for the fiscal year ended September 30, 2012, of Sirona Dental Systems, Inc.

KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt, Germany

November 16, 2012